Exhibit 10.2

August 3, 2017

Mr. Suneet Singal

Authorized Representative

First Capital Real Estate Operating Partnership, L.P.

First Capital Real Estate Trust Incorporated

60 Broad Street

34th Floor

New York, NY 10004

Re:	Amendment No. 1 to Interest Contribution Agreement, dated March 31, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and PhotoMedex, Inc., as modified by the Agreement to Waive Closing Deliverables, dated May 17, 2017, and the Agreement to Waive Closing Deliverables, dated July 3, 2017 (collectively, the “Contribution Agreement”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Contribution Agreement.

Dear Suneet,

As you know, since entering into the Contribution Agreement, the Acquiror Parent received notice from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the the Acquiror Parent’s non-compliance with NASDAQ Listing Rule 5110, which requires an issuer to file an initial listing application and satisfy the initial listing criteria upon completion of a change of control transaction, the NASDAQ Hearings Panel had determined to delist the Acquiror Parent’s common stock from NASDAQ and that trading of the Acquiror Parent’s common stock was suspended on NASDAQ effective with the open of trading on July 7, 2017. The Acquiror has appealed that decision, has already filed an initial listing application with NASDAQ, and is working to evidence full compliance with the applicable NASDAQ Listing Rules as soon as possible.

While awaiting that appeal, the Acquiror Parent’s stock remains listed, but suspended from trading, on NASDAQ. The stock has commenced trading on the OTCQB. The Securities and Exchange Commission (the “SEC”) considers the OTCQB marketplace to be an “established public market” for the purpose of determining the public market price of a company’s stock when registering securities for resale with the SEC, and the majority of broker-dealers trade stocks on the OTCQB marketplace.

Because of the cessation of trading on NASDAQ, the Parties agree to amend the Contribution Agreement as follows:

1.	Waiver. The Contributor Parties hereby irrevocably waive any conditions to the Closing, including those contained in Section 7 of the Contribution Agreement, that require the Acquiror Parent to maintain its listing and active trading of its securities on any of the NASDAQ markets.

First Capital Real Estate Operating Partnership, L.P.

First Capital Real Estate Trust Incorporated

July 31, 2017

2.	Reaffirmation of Obligation to Contribute Mandatory Entity Interests. The Contributor Parties hereby reaffirm their obligation to use their best efforts to satisfy the Mandatory Contribution Conditions and contribute the Mandatory Entity Interests on or before December 31, 2017.

3.	Confirmation Regarding Mandatory Contribution of Mandatory Entity Interests. The Acquiror Parties confirm the Contributor Parties’ understanding that the failure of the Contributor Parties to satisfy the Mandatory Contribution Conditions after using commercially reasonable efforts to do so does not give rise to a unilateral right of the Acquiror Parties to terminate the Contribution Agreement pursuant to Article 10 of the Contribution Agreement.

4.	References to NASDAQ in the Contribution Agreement and Exhibits. The Parties agree that all references in the Contribution Agreement and each of the exhibits to the Contribution Agreement to NASDAQ shall, to the extent necessary, be deemed to be references to NASDAQ or such other trading market as the Company’s securities may be trading on, including, without limitation, the OTCQB. For the avoidance of doubt, for purposes of calculating the number of Acquiror Parent Shares into which principal under the Payout Notes will be converted for purposes of Section 6.17 and the Payout Notes, if the Acquiror Parent Shares are not traded on NASDAQ on the Approval Date, VWAP shall be calculated with respect to transaction in Acquiror Parent Shares executed on the OTCQB or such other market as the Acquiror Parent Shares may then be traded on instead of NASDAQ.

Except as aforesaid, the Interest Contribution Agreement remain unmodified and in full force and effect.

Very truly yours,

PhotoMedex, Inc.		FC Global Realty Operating Partnership, LLC

By:	/s/ Stephen Johnson	By:	/s/ Stephen Johnson
Stephen Johnson, CFO		Stephen Johnson, CFO

ACCEPTED AND AGREED TO:

First Capital Real Estate Operating Partnership, L.P.		First Capital Real Estate Trust Incorporated

By:	/s/ Suneet Singal	By:	/s/ Suneet Singal
Suneet Singal, CEO		Suneet Singal, CEO